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                         Articles of Incorporation of               EXHIBIT (a)
                          AHA INVESTMENT FUNDS, INC.
                          --------------------------


                                   ARTICLE I
                                   ---------

     The undersigned, Thomas Coppolino, whose post office address is 101 Park Avenue, New York, New York 10178, and who is of full legal age, does hereby declare that he is an incorporator intending to form a corporation under and by virtue of the Maryland General Corporation Law authorizing the formation of corporations.


                                   ARTICLE II
                                   ----------

     The name of the Corporation is AHA Investment Funds, Inc.


                                   ARTICLE III
                                   -----------

                               PURPOSES AND POWERS
                               -------------------

     The purposes for which the Corporation is formed, and its objects, rights, powers and privileges are:

     (1) To conduct and carry on the business of an investment company of the open-end management type;

     (2) To subscribe for, or otherwise acquire, purchase, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of, and generally deal in and hold all forms of securities and other investments, including, but not by way of limitation, stocks (preferred and common), notes, bonds, debentures, scrip, warrants, participation certificates, futures, options of all types on securities and futures, mortgages, commercial paper, choses in action, evidences of indebtedness and other obligations of every kind and description, precious metals and contracts and rights to acquire or dispose of precious metals, and in connection therewith to hold part or all of its assets in cash or cash equivalents or money market instruments;

     (3) To issue and sell shares of its own capital stock in such amount and on such terms and conditions, for


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such purposes and for such amount or kind of consideration now or hereafter permitted by the Maryland General Corporation Law and by the Charter of the Corporation, as its Board of Directors may determine;

     (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue, retire or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of Maryland and the Charter of the Corporation;

     (5) To borrow or raise money for any purpose of the Corporation and from time to time draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidences of indebtedness, and to pledge, hypothecate and borrow upon the credit of the assets of the Corporation;

     (6) To take such action as shall be desirable and necessary to cause its shares to be licensed or registered for sale under the laws of the United States and in any state, county, city or other municipality of the United States, the territories thereof, the District of Columbia or in any foreign country and in any town, city or subdivision thereof;

     (7) To make contracts and generally to do any and all acts and things necessary or desirable in furtherance of any of the corporate purposes or designed to protect, preserve and/or enhance the value of the corporate assets, all to the extent permitted to business corporations authorized under the laws of the State of Maryland, as now or may in the future be authorized by said laws;

     (8) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, objects or powers hereinbefore set forth to the same extent and as fully as a natural person might or could do, in any part of the world and either alone or in association or partnership with other corporations, firms or individuals;

     (9) To have all the rights, powers and privileges now or hereafter conferred by the laws of the State of Maryland upon a corporation organized under the Maryland General Corporation Law, or under any act amendatory thereof, supplemental thereto or in substitution therefor;

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     (10) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes, objects or powers.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the enumeration herein of any specific objects and powers shall not be held to limit or restrict in any way the general powers of the Corporation, nor shall such objects and powers, except when otherwise expressly provided, be in any way limited or restricted by reference to, or inference from, the terms of any other clause of the Charter of the Corporation but the objects and powers specified in each of the foregoing clauses of this Article shall be regarded as independent objects and powers.

                                ARTICLE IV
                                ----------

                     PRINCIPAL OFFICE AND RESIDENT AGENT
                     -----------------------------------

    The post-office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 929 North Howard Street, Baltimore, Maryland 21201. The resident agent of the Corporation in the State of Maryland is the Prentice-Hall Corporation System, Maryland, a corporation of the State of Maryland, whose post-office address is 929 North Howard Street, Baltimore, Maryland 21201.

                                ARTICLE V
                                ---------

                              CAPITAL STOCK
                              -------------

    (1) The total number of shares of stock which the Corporation initially shall have authority to issue is Two Hundred Million shares of common stock of the par value of one cent ($.01) each, to be classified as "Common Shares", and of the aggregate par value of Two Million Dollars. Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the Corporation is authorized to issue may be increased or decreased by the Board of Directors in accordance with the applicable provisions of the Maryland General Corporation Law.


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     (2)  The Corporation is authorized to issue its shares in two or more series or two or more classes, and, subject to the requirements of the Investment Company Act of 1940, as amended, particularly Section 18(f) thereof and Rule 18f-2 thereunder, the different series or classes shall be established and designated, and the variations in the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as between the different series or classes shall be fixed and determined by the Board of Directors; provided that the Board of Directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the general assets of, the Corporation, except that there may be variations so fixed and determined between different series or classes as to investment objective, purchase price, right of redemption, special rights as to dividends and on liquidation with respect to assets belonging to a particular series or class, voting powers and conversion rights. All references to Common Shares in these Articles shall be deemed to be shares of any or all series and classes as the context may require.

    The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the series designated as the Limited Maturity Fixed Income Portfolio (of which there are initially authorized Twenty Five Million shares); the Full Maturity Fixed Income Portfolio (of which there are initially authorized Twenty Five Million shares); the Diversified Stock Portfolio (of which there are initially authorized Twenty Five Million shares); the Balanced Portfolio (of which there are initially authorized Twenty Five Million shares); and the U.S. Government Money Market Portfolio (of which there are initially authorized One Hundred Million shares) and any additional class or series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class or series).

    (a) The number of authorized Common Shares and the number of Common Shares of each series or of each class that may be issued shall be in such number as may be determined by the Board of Directors. The Directors may classify or reclassify any unissued Common Shares or any Common Shares previously issued and reacquired of any series or class into one or more series or one or more classes that may be established and designated from time to time. The Directors may hold as treasury shares (of the same or some other series or class), reissue for such consideration and on such terms as they may determine, or cancel any Common Shares of any series or any class reacquired by the Corporation at their discretion from time to time.

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     (b)  All consideration received by the Corporation for the issue or sale of Common Shares of a particular series or class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series or class, the Directors shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Corporation shall be conclusive and binding upon the stockholders of all series or classes for all purposes. The Directors shall have full discretion, to the extent not inconsistent with the Investment Company Act of 1940, as amended, and the Maryland General Corporation Law to determine which items shall be treated as income and which items shall be treated as capital; and each such determination and allocation shall be conclusive and binding upon the stockholders.

     (c) The assets belonging to each particular series or class shall be charged with the liabilities of the Corporation in respect of that series or class and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series or class shall be allocated and charged by the Directors to and among any one or more of the series or classes established and designated from time to time in such manner and on such basis as the Directors in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Directors shall be conclusive and binding upon the stockholders of all series or classes for all purposes.

     (d) Dividends and distributions on Common Shares of a particular series or class may be paid with such frequency as the Directors may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, to the holders of Common Shares of


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that series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that series or class, as the Directors may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on Common Shares of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of Common Shares of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend of distribution shall be payable on shares as to which the stockholder's purchase order and/or payment in proper form have not been received by the time or times established by the Board of Directors under such program or procedure.

     The Corporation intends to have each separate series qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the respective series to qualify as regulated investment companies and to avoid liability of such series for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify the series as regulated investment companies and to avoid liability of such series for such tax.

     Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in section (3) below.

     (f) In the event of the liquidation or dissolution of the Corporation or of a particular class or series, the stockholders of each class or series that has been estab-


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lished and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the Board of Directors, the excess of the assets belonging to that class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the stockholders of any particular class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. The liquidation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the Investment Company Act of 1940, as amended, and without the vote of the holders of any other class or series. The liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class of series or by the exchange of shares of such class or series for the shares of another class or series.

     (g) On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes or series, then, subject to (iii) below, the shares of all other classes or series shall vote as a single class or series; and (iii) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes shall be entitled to vote.

     (h) The establishment and designation of any series or class of Common Shares shall be effective upon the adoption by a majority of the then Directors of a resolution


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setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument and the filing with the proper authority of the State of Maryland of Articles Supplementary setting forth such establishment and designation and relative rights and preferences.

     (3) The Corporation shall, upon due presentation of a share or shares of stock for redemption, redeem such share or shares of stock at a redemption price prescribed by the Board of Directors in accordance with applicable laws and regulations; provided that in no event shall such price be less than the applicable net asset value per share of such class or series as determined in accordance with the provisions of this section (3), less such redemption charge (if any) as may be determined by the Board of Directors, which redemption charge shall not exceed five percent (5%) of such net asset value per share. The Corporation may redeem, at current net asset value, shares of any series not offered for redemption held by any shareholder whose shares have a value of less than $1 million, or such lesser amount as may be fixed by the Board of Directors; provided that before the Corporation redeems such shares it must notify the shareholder that the value of his shares is less than the required minimum and allow the shareholder reasonable opportunity to make an additional investment in an amount which will increase the value of the account to the required minimum or more. Redemption proceeds shall be paid exclusively out of the assets of the series whose shares are being redeemed, and shall be paid in cash or by check (or similar form of payment) and not in kind.

     Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class or series to require the Corporation to redeem shares of that class or series during any period or at any time when and to the extent permissible under the Investment Act of 1940, as amended, or any rule or order thereunder.

     The net asset value of a share of any class or series of Common Stock of the Corporation shall be determined in accordance with applicable laws and regulations or under the supervision of such persons and at such time or times at as shall from time to time be prescribed by the Board of Directors.


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     (4)  The Corporation may issue, sell, redeem, repurchase and otherwise deal in and with shares of its stock in fractional denominations and such fractional denominations shall, for all purposes, be shares of common stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation; provided that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the by-laws.

     (5) The Corporation shall not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the by-laws or by the Board of Directors.

                                  ARTICLE VI

                               PREEMPTIVE RIGHTS

     No stockholder of the Corporation of any class, whether now or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to any shares of any class of stock, or securities convertible into, exchangeable for or evidencing the right to purchase stock of any class whatsoever, whether or not the stock in question be of the same class as may be held by such stockholders, and whether now or hereafter authorized and whether issued for cash, property, services or otherwise, other than such, if any, as the Board of Directors in its discretion may from time to time fix.

                                  ARTICLE VII

                         NUMBER AND POWERS OF DIRECTORS

     (1) The number of directors of the Corporation shall be fifteen (15) or such other number not less than three (3) as may from time to time be specified in or fixed in the manner prescribed by the by-laws of the Corporation. The by-laws of the Corporation shall also specify the number of


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directors which shall be necessary to and shall constitute a quorum;
provided, however that in no case shall a quorum be less than one-third (1/3) of the total number of directors or less than two (2) directors. Unless otherwise provided by the by-laws of the corporation, directors need not be stockholders thereof.

     (2) The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

                               Richard S. Brody
                               Terrence J. Franke
                               John M. Ryan

     (3) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Charter or the by-laws of the Corporation or in the Maryland General Corporation Law.

     (4) Each Director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the Maryland General Corporation Law and the by-laws of the Corporation, as such Law and by-laws may now or in the future may be in effect, subject only to such limitations as may be required by the Investment Company Act of 1940, as amended.

     (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified as not subject to alteration or repeal by the Board of Directors.

                               ARTICLE VIII

                              STOCKHOLDER VOTE

     Notwithstanding any provisions of Maryland law requiring a greater proportion than a majority of the votes


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of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

                                  ARTICLE IX

                              PERPETUAL EXISTENCE

     The duration of the Corporation shall be perpetual.

                                  ARTICLE X

                                  AMENDMENT

     The Corporation reserves the right from time to time to make any amendment of its Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles, of any outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 10th day of March, 1988.



                                             Thomas Coppolino
                                       ---------------------------------
                                             Thomas Coppolino
                                             Incorporator


WITNESS:


Theresa Del Vecchio
-----------------------------------


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STATE OF NEW YORK     )
                      )    SS.:
COUNTY OF NEW YORK    )

     I hereby certify that on March 10, 1988, before me, the subscriber, a notary public of the State of New York, in and for the County of New York, personally appeared Thomas Coppolino, who acknowledged the foregoing Articles of Incorporation to be his act.

     WITNESS my hand and notarial seal the day and year last above written.



                                             /s/ THERESA DEL VECCHIO
                                        ___________________________________
                                                  NOTARY PUBLIC

                                                THERESA DEL VECCHIO
                                             Notary Public, State of New York
                                                  No. 01-4884564
                                               Qualified in Orange County
                                          Certificate filed in New York County
                                          Commission Expires April 30, 1989